Cusip No. 68554E106                        13G               Page 16 of 21 pages


                                    EXHIBIT A

AGREEMENT OF REPORTING PERSONS

      Each of the undersigned hereby agrees that Amendment No. 1 to the Schedule 13G filed on the date hereof with respect to the shares of Common Stock of OraPharma, Inc. has been filed on behalf of the undersigned.

SIGNATURE:

      Dated: February 14, 2002

      Entities:

Oak Investment Partners VI, Limited Partnership
Oak Associates VI, LLC
Oak VI Affiliates Fund, Limited Partnership
Oak VI Affiliates, LLC
Oak Management Corporation


                                              By: /s/ Edward F. Glassmeyer
                                                  ------------------------------
                                                       Edward F. Glassmeyer, as
                                                       General Partner or
                                                       Managing Member or as
                                                       Attorney-in-fact for the
                                                       above-listed entities

Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont


                                              By: /s/ Edward F. Glassmeyer
                                                  ------------------------------
                                                       Edward F. Glassmeyer,
                                                       Individually and as
                                                       Attorney-in-fact for the
                                                       above-listed individuals